Exhibit 99.1

Kraton Polymers LLC Announces an Extension of and Certain Amendments to its Previously

Announced Tender Offer and Consent Solicitation for the 6.75% Senior Notes Due 2019

(CUSIP No. 50077D AB0)

HOUSTON, December 21, 2015 /PRNewswire / — Kraton Polymers LLC (the “Company”) announced today that it has amended its previously announced cash tender offer and consent solicitation (the “Tender Offer”) with respect to its outstanding 6.75% Senior Notes due 2019 that were co-issued by Kraton Polymers Capital Corporation (the “Notes”) as described in its Offer to Purchase and Consent Solicitation Statement dated December 1, 2015 (the “Offer to Purchase”) as follows:

•	extended the expiration date until 11:59 p.m., New York City time, on January 5, 2016 (such date and time, the “New Expiration Date”);

•	extended the consent payment deadline (the “New Consent Payment Deadline”) and the withdrawal deadline (the “New Withdrawal Deadline”) for the Tender Offer until 11:59 p.m., New York City time, on January 5, 2016; and

•	changed the amount of the Consent Fee (as defined in the Offer to Purchase) to $27.00 per $1,000 principal amount of Notes tendered (the “Amended Consent Fee”), resulting in a change in the amount of the Total Consideration (as defined in the Offer to Purchase) to $1,025.50 per $1,000 principal amount of Notes tendered (the “Amended Total Consideration”).

The Company is a wholly-owned subsidiary of Kraton Performance Polymers, Inc. (NYSE: KRA) (“KPPI” and, together with its subsidiaries including the Company, “Kraton”), a leading global producer of styrenic block copolymers (“SBCs”).

All references to the “Expiration Date”, the “Consent Payment Deadline,” the “Withdrawal Deadline,” the “Consent Fee” and the “Total Consideration” in the Offer to Purchase and in the related Consent and Letter of Transmittal (the “Letter of Transmittal”) shall now be deemed to be references to the New Expiration Date, the New Consent Payment Deadline, the New Withdrawal Deadline, the Amended Consent Fee and the Amended Total Consideration, respectively. The other terms and conditions of the Tender Offer remain unchanged except as provided in this announcement.

As of December 20, 2015, $249,386,000 in aggregate principal amount, or approximately 71.25%, of the Notes outstanding had been validly tendered and not validly withdrawn pursuant to the Tender Offer.

Subject to the terms and conditions of the Tender Offer being satisfied or waived, the Company intends to accept for purchase all Notes validly tendered and not validly withdrawn on or before the New Expiration Date (the “Final Settlement Date”) following the consummation of its previously announced acquisition of Arizona Chemical Holdings Corporation (“Arizona”) and the related debt financing. The Final Settlement Date will occur promptly following the New Expiration Date. A subsequent announcement will follow if and when the Final Settlement Date has been fixed.

The Company reserves the right, subject to applicable law, to further extend, withdraw or terminate the Tender Offer, increase or decrease the Total Offer Consideration or otherwise amend the terms of the Tender Offer.

Requests for tender offer documents may be directed to D.F. King & Co., Inc., the information agent, at the following address: 48 Wall Street, 22nd Floor, New York, N.Y. 10005. The information agent may be telephoned by banks and brokers at 212-269-5550 and by all others at 866-796-7179 or emailed at kra@dfking.com. The dealer manager and solicitation agent for the tender offer is Credit Suisse Securities (USA) LLC. Questions regarding the tender offer and consent solicitation may be directed to the dealer manager and solicitation agent, Attention: Liability Management Group, at 11 Madison Avenue, New York, N.Y. 10010. The dealer manager and solicitation agent may be telephoned at 212-538-2147 or toll-free at 800-820-1653.

To the extent that any Notes are not validly tendered in the tender offer, the Company intends to redeem such Notes on March 1, 2016 pursuant to the redemption and satisfaction and discharge provisions of the Indenture at a redemption price equal to 101.688% of the principal amount redeemed thereby, plus accrued and unpaid interest, if any, to the redemption date. The Company intends to deliver an irrevocable notice of redemption to the trustee following the consummation of its previously announced acquisition of Arizona and the related debt financing. However, no assurance can be given that such untendered Notes will be redeemed as contemplated or at all. Neither the Offer to Purchase nor the accompanying Consent and Letter of Transmittal constitute a notice of redemption.

This press release is neither an offer to purchase nor a solicitation of an offer to sell the Notes or any other securities. The tender offer is being made only by and pursuant to the terms of the Offer to Purchase and the related Letter of Transmittal. Holders are urged to read the Offer to Purchase and Letter of Transmittal carefully before making any decision with respect to the tender offer and consent solicitation. Holders of Notes must make their own decisions as to whether to tender their Notes and provide the related consents. None of the Company, the dealer manager and solicitation agent or the tender agent, information agent or trustee makes any recommendations as to whether holders should tender their Notes pursuant to the tender offer or provide the related consents, and no one has been authorized to make such a recommendation.

ABOUT KRATON

KPPI, through the Company and its subsidiaries, is a leading global producer of engineered polymers and one of the world’s largest producers of SBCs, a family of products whose chemistry was pioneered by Kraton over 50 years ago. Kraton’s polymers are used in a wide range of applications, including adhesives, coatings, consumer and personal care products, sealants and lubricants, and medical, packaging, automotive, paving, roofing and footwear products. Kraton offers products to more than 800 customers in over 60 countries worldwide. Kraton manufactures products at five plants globally, including its flagship plant in Belpre, Ohio, which Kraton believes is the most diversified SBC plant in the world, as well as plants in Germany, France, Brazil and Japan. The plant in Japan is operated by an unconsolidated manufacturing joint venture.

Kraton, the Kraton logo and design, and the “Giving Innovators their Edge” tagline are all trademarks of Kraton Polymers LLC.

FORWARD-LOOKING STATEMENTS

All forward-looking statements in this press release are made based on management’s current expectations and estimates, which involve known and unknown risks, uncertainties and other important factors that could cause actual results to differ materially from those expressed in forward-looking statements. Forward-looking statements are often characterized by the use of words such as “believes,” “estimates,” “expects,” “projects,” “may,” “intends,” “plans” or “anticipates,” or by discussions of strategy, plans or intentions. The statements in this press release that are not historical statements, including statements regarding the completion of the tender offer and any other statements regarding Kraton’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts, are forward-looking statements within the meaning of the federal securities laws. Additional information concerning factors that could cause actual results to differ materially from those expressed in forward-looking statements is contained in KPPI’s most recently filed annual report on Form 10-K, quarterly reports on Form 10-Q for the fiscal year 2015 and in other filings made by KPPI with the U.S. Securities and Exchange Commission, and include, but are not limited to, risks related to: the pending acquisition of Arizona; Kraton’s reliance on third parties for the provision of significant operating and other services; conditions in the global economy and capital markets; fluctuations in raw material costs; limitations in the availability of raw materials; competition in Kraton’s end-use markets; and other factors of which we are currently unaware or deem immaterial. Readers are cautioned not to place undue reliance on forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and we assume no obligation to update or revise such information in light of new information or future events.

For Further Information:

Investors: H. Gene Shiels 281-504-4886